UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 7, 2005
American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 South Bedford Road, Mt. Kisco, NY	10549

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
On December 7, 2005, our subsidiaries, National Energy Group, Inc. (OTCBB:NEGI), or NEG, AREP Oil & Gas LLC, NEG IPOCO, Inc. and for certain purposes only, American Real Estate Holdings Limited Partnership, or AREH, entered into an agreement and plan of merger, dated as of December 7, 2005, pursuant to which NEG will merge with and into NEG IPOCO, Inc. with NEG IPOCO, Inc. as the surviving corporation. AREH, our 99% owned subsidiary, currently indirectly owns 50.1% of the common stock of NEG through its 100% ownership of AREP Oil & Gas and directly owns 100% of the common stock of NEG IPOCO, Inc. The remaining 49.9% of NEG’s common stock is publicly-held.
In the merger, the current shares of NEG common stock, including those held by AREP Oil & Gas but not any shares held in NEG’s treasury or by NEG’s subsidiaries, will be converted into fully-paid and non-assessable shares of common stock of NEG IPOCO, Inc., an oil and gas company, based upon an exchange ratio. The exchange ratio is subject to adjustment and is currently calculated based upon the assumption that the combined or consolidated entities will have net indebtedness of approximately $500 million at the time of the merger and will be subject to adjustment to the extent that the actual amount of net indebtedness at such time is less than or greater than $500 million. Cash in lieu of fractional shares of NEG IPOCO, Inc. will be paid.
The agreement and plan of merger contains customary representations and warranties and covenants. The transaction, which is conditioned upon the consummation of an initial public offering of common stock by NEG IPOCO, Inc.
Giving effect to the merger, but without taking into account the issuance of NEG IPOCO, Inc. common stock in the offering, each of the holders of NEG common stock, including AREP Oil & Gas, will receive shares in NEG IPOCO, Inc. representing, in the aggregate, a 7.990% economic interest in the entire equity of a combination or consolidation of entities which will include 100% of the equity interests in each of NEG, AREP Oil & Gas, National Onshore LP, formerly TransTexas Gas Corporation, and National Offshore LP, formerly Panaco, Inc., including the recently acquired Minden Field assets. The minority stockholders of NEG will receive, in exchange for their NEG common stock, NEG IPOCO, Inc. common stock representing 3.987% of such economic interest and AREP Oil & Gas will receive, in exchange for its NEG common stock, NEG IPOCO, Inc. common stock representing the remaining 4.003% economic interest.

The Agreement and Plan of Merger is filed as Exhibit 10.1.
Section 8 — Other Events
Item 8.01 Other Events
On December 7, 2005, we issued a press release, a copy of which is filed as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1	Agreement and Plan of Merger, dated as of December 7, 2005, by and among National Energy Group, Inc., AREP Oil & Gas LLC, NEG IPOCO, Inc. and American Real Estate Holdings Limited Partnership

99.1	Press Release dated December 7, 2005
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By: American Property Investors, Inc.
General Partner

By:	/s/ Jon F. Weber
Jon F. Weber
President and Chief Financial Officer

Date: December 7, 2005

EXHIBIT INDEX
10.1	Agreement and Plan of Merger, dated as of December 7, 2005, by and among National Energy Group, Inc., AREP Oil & Gas LLC, NEG IPOCO, Inc. and American Real Estate Holdings Limited Partnership.

99.1	Press Release dated December 7, 2005